Exhibit 10.5

EQUITY RIGHTS CONTINGENT CANCELLATION AGREEMENT

THIS EQUITY RIGHTS CONTINGENT CANCELLATION AGREEMENT (the “Agreement”) is made and entered into as of this 9th day of November, 2017, by and between magicJack VocalTec Ltd. (the “Company”) and Don Carlos Bell III (the “Recipient”).

Background

The Recipient was granted a nonqualified stock option representing the opportunity to purchase up to 1,883,165 of the Company’s ordinary shares pursuant to a Stock Option Agreement dated May 8, 2017 (the “Award”).  Pursuant to an Agreement and Plan of Merger by and among B. Riley Financial, Inc. (“Parent”), B. R. Acquisition Ltd. (“Merger Sub”), and Company, dated November 9, 2017, the parties contemplate that the Merger Sub will be merged with and into the Company (“Merger Agreement”).  As an inducement to the Parent to enter into the Merger Agreement, the parties to this Agreement desire to cancel the Award contingent upon, and simultaneously with, the consummation of the transactions contemplated by the Merger Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual benefits accruing to the Company and the Recipient resulting from the consummation of the transactions contemplated by the Merger Agreement, the adequacy of such consideration being hereby acknowledged by the parties, the parties hereto agree that by entering into this Agreement the Award shall be extinguished in all respects and any rights thereto and thereunder shall be deemed cancelled effective upon the consummation of the transactions contemplated by the Merger Agreement.  In the event the Merger Agreement is terminated without such transactions being consummated, this Agreement shall be rendered null and void and shall be given no effect.

Miscellaneous Provisions

This Agreement shall be construed, administered and enforced according to the laws of the State of Florida.

This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

This Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

magicJack VocalTec Ltd.:

By: /s/ Izhak Gross	/s/ Don Carlos Bell III
Name: Izhak Gross	Don Carlos Bell III
Title: Chairman